UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 2, 2006

Cellu Tissue Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-118829	06-1346495
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3442 Francis Road Suite 220
Alpharetta, Georgia	30004
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code      (678) 393-2651

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

On June 2, 2006, Cellu Tissue Holdings, Inc. issued a press release announcing that it has extended the expiration date of its consent solicitation with respect to its 9.75% senior secured notes due 2010. A copy of the press release is being furnished as Exhibit 99.1 hereto.

On June 5, 2006, Cellu Tissue Holdings, Inc. issued a press release announcing the expiration of its consent solicitation with respect to its 9.75% senior secured notes due 2010 and the receipt of consents with respect to 100% of the aggregate outstanding principal amount of the Notes. A copy of the press release is being furnished as Exhibit 99.2 hereto.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

The following are being furnished as exhibits to this Current Report on Form 8-K:

(c) Exhibits

99.1	Release, dated June 2, 2006, “Cellu Tissue Holdings, Inc. Extends Expiration Date of the Consent Solicitation with respect to its 9.75% Senior Secured Notes due 2010”

99.2	Release, dated June 5, 2006, “Cellu Tissue Holdings, Inc. Receives Requisite Consents Pursuant to the Consent Solicitation with Respect to its 9.75% Senior Secured Notes due 2010”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellu Tissue Holdings, Inc.
(Registrant)

Date: June 5, 2006	By:	/s/ Dianne M. Scheu
Ms. Dianne M. Scheu
Senior Vice President, Finance and
Chief Financial Officer

EXHIBIT INDEX

99.1	Release, dated June 2, 2006, “Cellu Tissue Holdings, Inc. Extends Expiration Date of the Consent Solicitation with respect to its 9.75% Senior Secured Notes due 2010”

99.2	Release, dated June 5, 2006, “Cellu Tissue Holdings, Inc. Receives Requisite Consents Pursuant to the Consent Solicitation with Respect to its 9.75% Senior Secured Notes due 2010”